SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  APRIL 30, 1999
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                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


   Delaware                         0-25691                     13-4051921
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(State or Other                   (Commission                  (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)


110 East 59th Street, New York, New York                           10022
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(Address of Principal Executive Offices)                         (Zip Code)

        Registrant's Telephone Number, including area code  (212) 906-8440
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
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     On April 30, 1999, NTL Incorporated ("NTL") announced that its wholly-owned subsidiary, NTL Australia, had completed the acquisition of the Australian Transmission Network ("NTN").

     NTL Australia purchased all of the shares of National Transmission Company (the entity which now holds all of the NTN assets) for an aggregate purchase price of approximately $650 million Australian ($423 million US).

ITEM 5.  OTHER EVENTS.
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     (A) On May 6, 1999 NTL announced its first  broadband  venture  outside the
United Kingdom with a major acquisition in Ireland. It won the bid to acquire Cablelink Limited, Ireland's largest cable television provider. Telecom Eireann and Radio Telefis Eireann announced NTL as the successful bidder after a competitive tendering process. The acquisition will make NTL the largest cable and telephony provider in the United Kingdom and Ireland.

     Cablelink provides multi-channel television and information services through cable and Microwave Multipoint Distribution Systems (MMDS) systems in Dublin, Galway and Waterford. With a customer base of over 360,000 subscribers, Cablelink currently has an 83% penetration rate in its cable broadband network which passes 420,000 homes. Cablelink holds licenses to provide analog and digital television services over cable and MMDS in its franchises for 15 years, with exclusive rights for five years. It also has a full service license allowing it to provide public telephony, Internet and other value-added services throughout Ireland.

     NTL will acquire Cablelink for 535.180 million Irish Pounds (approximately US$730 million; 445 million pounds sterling). This will be financed in the immediate term from existing resources. In addition, NTL has secured a bridge debt financing commitment for the full purchase price. NTL expects to close the acquisition in the second quarter.


     (B) On May 10, 1999 NTL announced its first broadband venture in Continental Europe with a significant planned acquisition in France. Following a competitive bidding process, France Telecom and France Telecom Cable announced that NTL is the winning bidder to acquire the "1G Networks" of France Telecom representing over 266,000 franchise homes.

     The 1G Networks provide multi-channel television services in four franchise areas in Ile-de-France (Greater Paris) totalling 176,000 homes and a further 90,000 homes in Toulon, France's tenth largest city along the southern coast. The 1G Networks currently have 50,700 basic and 25,300 master antenna subscribers. NTL will hold exclusive licenses to provide analog and digital television services over the 1G Networks and intends to complement TV services with telephone and Internet services in the future.

     NTL will acquire the 1G Networks for 350 million French Francs (approximately US$57 million). This will be initially funded from internal sources. The closing of the transaction is expected in the third quarter subject to regulatory approvals.

     Copies  of  the  press  releases  are  attached   hereto  as  exhibits  and
incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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         Exhibits

99.1     Press release, issued April 30, 1999

99.2     Press release, issued May 6, 1999

99.3     Press release, issued May 10, 1999

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      NTL INCORPORATED
                                        (Registrant)


                                      By: /s/ Richard J. Lubasch
                                      -----------------------------------
                                      Name:  Richard J. Lubasch
                                      Title: Senior Vice President-
                                               General Counsel


Dated: May 12, 1999

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                                  EXHIBIT INDEX



 Exhibit                                                                  Page

   99.1   Press release, issued April 30, 1999

   99.2   Press release, issued May 6, 1999

   99.3   Press release, issued May 10, 1999